For Immediate Release

SUREWEST COMMUNICATIONS REACHES DEFINITIVE AGREEMENT TO ACQUIRE EVEREST BROADBAND

Transaction Will More Than Double SureWest’s Triple-Play Customer Base

Accelerates SureWest’s Growth Strategy and Builds on its Position as a
Leading-Edge Provider of Network Services

ROSEVILLE, CA - December 6, 2007 - Leading independent communications holding company SureWest Communications (Nasdaq: SURW) announced today that it has signed a definitive agreement to acquire Everest Broadband, Inc. (“Everest”), a portfolio company of Seaport Capital, for $173 million in cash. Everest is a privately held competitive provider of high-speed data, video and voice services in the greater Kansas City area. The transaction, which is expected to close by the end of the first quarter 2008, will more than double SureWest’s triple-play residential subscriber base and facilitate the rapid expansion of its business services.

SureWest has been successfully transforming itself from a traditional provider of voice products to a full-service integrated communications company. This transaction significantly advances SureWest’s strategic transformation by bringing together two companies focused on delivering advanced services to a knowledgeable customer demographic that has historically demanded superior triple-play products.

The combined company will serve a broader customer base across two comparable areas and together possess over 200,000 revenue generating units (RGUs) in the greater Sacramento, California, and Johnson County, Kansas and Kansas City, Missouri areas. This includes approximately 95,000 data, 54,000 video and 53,000 voice RGUs in addition to roughly 117,000 voice access lines. As a customer service and bandwidth leader reporting 2.7 RGUs per residential customer and an acceptance rate of more than 75 percent on triple-play services, Everest provides the opportunity to greatly increase SureWest’s average revenue per user (ARPU) and its sale of multiple services to an expanded and more diversified customer base. SureWest intends to grow the number of total marketable homes and increase penetration on the Everest network while leveraging Everest’s fiber ring to provide services to a greater number of business customers in the area.

For the third quarter ended September 30, 2007, the combined company generated $66.5 million in unadjusted revenue and approximately $21 million of unadjusted EBITDA. The combined results exclude any pro forma adjustments necessary to reflect the purchase transaction (EBITDA is defined as combined operating earnings before interest, taxes, depreciation and amortization, and is reconciled to GAAP results in the accompanying table).

“Over the past two years, we have made great strides in transforming SureWest into a premier triple-play provider that delivers a superior customer experience,” said Steve Oldham, president and chief executive officer of SureWest. “The Everest transaction significantly accelerates our growth and geographic diversification strategy by adding Everest’s rapidly expanding customer base in the greater Kansas City area to our northern California service territory. Everest’s advanced infrastructure has made it a leading-edge communications provider boasting superior network bandwidth capabilities in the area it serves. We believe we can successfully leverage our industry-leading experience in building and operating networks to provide superior service to new and existing business and residential customers, which in turn will improve long-term shareholder return.”

Phil Spencer, president and chief executive officer of Everest, said, “SureWest and Everest share very similar customer demographics and we look forward to continuing to bring best-in-class products and reliability to our service area and beyond. Our residential and business customers will continue to be well-served with 5-star service by the combined company.”

Today, SureWest has one of the most advanced and reliable networks in the nation, delivering an impressive 100 megabits per second (Mbps) to each of its fiber customers and offering the fastest symmetrical Internet speed in the country at up to 50 Mbps. It continues to upgrade and expand its IP-based fiber-to-the-home network to offer a truly superior customer experience. The Company has also effectively leveraged its extensive network bandwidth to become the first provider of HD IPTV in the country and will deliver 50 HDTV channels before the end of 2007.

Steve McCall, a partner at Seaport Capital and Chairman of Everest, said, “Everest has grown remarkably under our ownership and consistently exceeded our financial expectations. I have enjoyed working with the management team and their performance over the last several years has been outstanding.”

Oldham continued, “With the acquisition of Everest, we will have a partner that already shares our business values and culture. We welcome Everest’s employees and management to SureWest and look forward to working with them as we continue to grow and deliver substantial value to our shareholders, customers and employees.”

In order to enhance its financial flexibility to support its continued growth, SureWest has sold non-core assets, including the directory advertising business earlier this year.  In addition, the Company is currently in negotiations to sell its wireless business, although there are no assurances that this transaction will be consummated.

Financing

SureWest plans to finance the transaction through a combination of cash on hand and committed debt financing from CoBank, ACB.

The combined company’s capital expenditures over the next two to three years will include additional build-out in the greater Sacramento and Kansas City areas, as well as the targeted network build associated with increased penetration and ARPU on the existing networks.

Approvals and Timing

The transaction, which is expected to close by the end of the first quarter 2008, is subject to customary closing conditions and regulatory approvals, including approval by the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Advisors

UBS Investment Bank is acting as exclusive financial advisor to SureWest and Orrick, Herrington & Sutcliffe LLP is acting as legal advisor.

Waller Capital Partners is acting as exclusive financial advisor to Everest and O’Melveny & Myers LLP is acting as legal advisor.

Webcast and Investor Presentation

To provide further information regarding today’s announcement, a webcast and investor presentation has been made available on the investor relations portion of the SureWest Web site at www.surw.com.

About SureWest
Serving the Northern California region for more than 90 years, SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers, and is the bandwidth leader in the markets it serves. SureWest's bundled offerings include an array of advanced IP-based digital video, high-speed Internet, local and long distance telephone, and wireless PCS. SureWest's fiber-to-the-premise IP-based network features high-definition video and symmetrical Internet speeds of up to 50 Mbps. Its copper platform provides IP-based digital video, digital voice and DSL broadband and is in the process of being upgraded to fiber in select areas to increase the number of revenue generating units available in those markets.

About Everest
Everest Broadband (www.everestkc.com) is a network-based provider of voice, digital video and high-speed Internet services for residences in the Kansas City area. Everest services are presently available in Lenexa, Shawnee, Overland Park and the Brookside, Waldo and Red Bridge areas of South Kansas City. Everest Business Solutions also provides customized business solutions for the entire Kansas City metro area. This includes high-speed Internet and data access products, web hosting, local and long distance voice services, and cable and other advanced service solutions.

About Seaport Capital
Seaport Capital (www.seaportcapital.com) is a private equity investment firm headquartered in New York that invests in the media, telecommunications, information and business services industries. Seaport has over $450 million under management and its portfolio includes investments in companies such as Peak 10, MCV Broadband and Switch & Data Facilities Co., Inc. (Nasdaq: SDXC).

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the Sacramento, California Metropolitan and greater Kansas City Metropolitan areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

OPERATING EBITDA RECONCILIATION TO INCOME
FROM CONTINUING OPERATIONS
(Unaudited and unadjusted)
(amounts in thousand)

Quarter Ended
September 30, 2007

Combined Company

Income from continuing operations	$3,059

Add back: Depreciation & Amortization	17,838

Operating EBITDA (1)	$20,897

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. The Company calculates Operating EBITDA as Income from Continuing Operations plus Depreciation and Amortization Expense. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

Contacts:
Reid Cox
Investor Relations
916-786-1799
r.cox@surewest.com

Ron Rogers
Media Relations
916-746-3123
r.rogers@surewest.com

# # #